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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-31852, No. 33-39266, No. 33-45127 and No. 33-76066)
pertaining to the 1988 Stock Option Plan of Tangram Enterprise Solutions, Inc. of our report dated January 23, 1998, with respect to the financial statements and schedule of Tangram Enterprise Solutions, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.

                                                    /s/ Ernst & Young LLP

Raleigh, North Carolina
April 6, 1998